UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

AMENDMENT NO. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INKY

(Exact name of registrant as specified in its charter)

Nevada	7371	37-1904036
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Ioanna Kallidou, President and Chief Executive Officer

36 Aigyptou Avenue, Larnaca, 6030, Cyprus

Phone: + 35725057246

 (Name, address and telephone number of agent for service)

Copies to:

Robert L. B. Diener, Esq.

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

Approximate date of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1), $	Proposed Maximum Offering Price per Share, $	Proposed Maximum Aggregate Offering Price (2), $	Amount of Registration Fee, $
Common Stock	4,000,000	0.03	120,000	14.54*

(1)

Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended.

*- The fee was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED August 08 , 2019

INKY

4,000,000 Shares of Common Stock

$0.03 per Share

Inky (the “Company,” “we,” “our” and “us”) is offering directly 4,000,000 shares of our common stock (the “Shares”), at a maximum price of $0.03 per share for a total maximum amount of $120,000 on a best efforts basis (the “Offering”). The CEO, Ioanna Kallidou, will continue to have substantial control over the company following this offering.

This is the initial public offering of our common stock. We are offering the Shares on a self-underwritten basis which means our officers and directors will attempt to sell the Shares in reliance on the safe harbor from broker-dealer registration under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This prospectus will permit our officers and directors to sell the Shares directly to the public. We will not pay any commission or other compensation to our officers and directors related to the sale of the Shares. All funds that we raise from the Offering will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from the sale of Shares in the Offering in an escrow, trust or similar account. The funds received from the sale of the shares in this offering will not be placed in an escrow account and that any proceeds will be available to the company for its immediate use upon receipt.

There is no minimum number of Shares required to be purchased, and subscriptions, once received and accepted, are irrevocable. Because there is no minimum offering amount required as a condition to closing in this Offering, the actual public offering amount and proceeds to us, if any, are not presently determinable and may be substantially less than all of the securities offered hereby.

The Offering will close on [_______], 2019, 240 days after the effectiveness of the registration statement of which this prospectus is a part, unless all the Shares are sold before that date, we extend the offering another 30 days or we otherwise decide to close the offering early or cancel it, in each case in our sole discretion. If we extend the Offering, we will provide that information in an amendment to this prospectus. If we close the Offering early or cancel it, including during any extended offering period, we may do so without notice to investors, although if we cancel the Offering we will promptly return any funds investors may already have paid. We will bear the expenses relating to the registration of the Shares.

No public market currently exists for our common stock and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not currently traded on any exchange or quoted on the Over-The-Counter market. After the effective date of the registration statement of which this prospectus is a part, we intend to seek to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for quotation on the OTC Bulletin Board, the OTCQX or the OTCQB or it is listed on a securities exchange. We do not yet have a market maker who has agreed to file such application, nor can there be any assurance that such an application for quotation will be approved. In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from an investment in the Shares.

We are an “emerging growth company” as defined in the SEC rules and we will be subject to reduced public reporting requirements. See “Emerging Growth Company and Smaller Reporting Company Status.”

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act. For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The date of this prospectus is August 08 , 2019.

TABLE OF CONTENTS
PROSPECTUS SUMMARY	1
RISK FACTORS	4
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	14
USE OF PROCEEDS	14
PLAN OF OPERATION	15
DETERMINATION OF OFFERING PRICE	16
DILUTION	16
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	17
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	1 8
DESCRIPTION OF OUR BUSINESS	2 3
LEGAL PROCEEDINGS	2 8
MANAGEMENT	2 8
EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3 1
PLAN OF DISTRIBUTION	3 1
DESCRIPTION OF SECURITIES	3 3
DIVIDEND POLICY	3 4
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	3 5
INTEREST OF NAMED EXPERTS AND COUNSEL	3 5
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	3 5
DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	3 5
WHERE YOU CAN FIND MORE INFORMATION	3 5
FINANCIAL STATEMENTS	3 7

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements. If you invest in our common stock, you are assuming a high degree of risk. As used throughout this prospectus, unless the context otherwise requires, the terms “Inky” “Company,” “we,” “us,” or “our” refer to Inky.

Our Company

We currently have one application in development named “Inky”. Inky is a multi-use customizable application which includes a selection of designs by various tattoo artists that are available via a smartphone-powered application with augmented reality which places pixels on your flesh in real-time.

We currently own one Application which Consumers can download through direct-to-consumer digital storefronts, such as the Apple App Store and Google Play Store. We will generate revenue from our users subscriptions with advanced features or downloads of our Application and from advertisements published on our ad supported Application titles.

We intend to offer our Application in a free advertisement-supported version and in a paid version that includes a more extended tattoo base. We believe that the ad supported versions allow for wider dissemination of our titles to consumers who might not otherwise spend money for an Application without first trying it.

Over the last several years, mobile devices, including smartphone and tablets, have proliferated extensively around the world across a wide range of demographic groups. The mobile Apps industry has experienced corresponding growth in the number of downloads, the number and types of Apps published. We believe that there will continue to be an increase in the number of smartphones and tablets sold. In addition, technological advances to these devices, including more powerful smartphones and tablets with larger screens enable mobile Apps to provide a platform for more diverse Apps and make applications more fun and visually appealing. We believe that technological developments will continue to drive growth in our industry for the foreseeable future.

Our senior manager has a background in mobile, digital and social media sales, advertising, operations, and technology and product development and deployment. We intend to leverage management’s industry experience and the contacts she will develop to our advantage.

We currently have one application we are working on and we plan to develop new Applications to expand our existing product offerings (Inky). We also intend to integrate our Applications with social media outlets and other Apps. We will rely on third party designers, developers and programs to develop new Apps. We also will solicit ideas for new titles from third parties. We will evaluate prospects based on a variety of factors. If we conclude that a particular prospect is worth pursuing, we may fund the development of the App through launch and beyond.

We plan to market, sell and distribute our applications through direct-to-consumer digital storefronts, such as Apple’s App Store and the Google Play Store. We currently or expect to advertise our Apps through our own website, social media (such as Facebook and LinkedIn), through mobile ad networks and search engine optimization (SEO) tools.

We are a new development stage company that has yet to generate any meaningful revenue. As of May 31 , 2019, we had an accumulated deficit and a net loss of $11,209. For these reasons, our financial statements have been prepared assuming that we will continue as a going concern, which assumes we will realize our assets and discharge our liabilities in the normal course of business. If we are unable to achieve these ends, we cannot assure you that we will be able to generate revenue to support our operations and continue operations. See “RISK FACTORS.”

History

We were incorporated in Nevada on June 12, 2018. Being a development stage company, we have no revenues and have limited operating history. Our financial statements for the period from June 12, 2018 (date of inception) to May 31, 2019, report no revenues and an accummulated net loss of $15,175. As of May 31, 2019, we had $802 in cash on hand.  We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business" and "Use of Proceeds").

We intend to utilize the proceeds from this offering to fund our business plan over the next twelve months. We will require minimum funding of $90,000 to conduct our proposed operations and pay all expenses for this period, including expenses associated with maintaining a reporting company status with the United States Securities and Exchange Commission (“SEC”). If we are unable to obtain minimum funding of $90,000, our business may fail. Even if we raise $60,000 (one-half of the Offering, we may need more funds to develop our growth strategy and to continue maintaining a reporting company status.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We currently manage and operate our business through our one employee and independent contractors.

Our principal executive office is located at 36 Aigyptou Avenue, 6030 Larnaca, Cyprus. Our phone number is +35725030566. We maintain a corporate website at www.inky.live.

Emerging Growth Company and Smaller Reporting Company Status

Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period. We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act. For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents.

Smaller Reporting Company

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as we are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings some of which are similar to those of an emerging growth company, including having to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

Summary of the Offering

Common stock outstanding before the Offering	4,000,000 Shares
Common stock offered by the Company:	4,000,000 Shares
Common stock to be outstanding after the Offering:	8,000,000 Shares
Market for the Shares:

No public market currently exists for the Shares and a public market may not develop, or, if any market does develop, it may not be sustained. There cannot be any assurance that a market maker will agree to file the necessary documents with FINRA for our common stock to be eligible for quotation on the OTC Bulletin Board, the OTCQX, the OTCQB or on a securities exchange, nor can there be any assurance that such an application for quotation will be approved.

Offering price per Share:

We will sell the Shares at a price of $0.03 per share upon effectiveness of the registration statement of which this prospectus is a part on a direct primary “self-underwritten” basis. There is no minimum number of Shares required to be purchased, and subscriptions, once received and accepted, are irrevocable. Shares purchased by investors in this Offering will remain outstanding upon its termination regardless of the number of Shares subscribed for.

No Minimum Offering:

There is no minimum amount required for us to close the Offering and we may raise substantially less than the $120,000 in Shares offered hereby. Because there is no minimum offering amount required as a condition to closing in the Offering, the actual public offering amount and proceeds to us, if any, are not presently determinable and may be substantially less than all of the Shares offered hereby.

Duration of Offering

The offering will close on [________], 2019, 240 days after the effectiveness of the registration statement of which this prospectus is a part, unless all the securities are sold before that date, we extend the Offering another 30 days or we otherwise decide to close the Offering early or cancel it, in each case in our sole discretion. If we extend the offering, we will provide that information in an amendment to this prospectus. If we close the Offering early or cancel it, including during any extended Offering period, we may do so without notice to investors, although if we cancel the offering we will promptly return any funds investors may already have paid.

Use of proceeds

We intend to use the proceeds of this Offering to (i) develop new mobile App, (ii) update our existing mobile App, (iii) market our portfolio of mobile Apps, (iv) pay for the expenses of public company reporting requirements, (v) hire staff, and (vi) for general working capital. See “Use of Proceeds.”

Risk factors

Investment in the Shares involves substantial risk. You should read the “Risk Factors” section of this prospectus for a discussion of factors that you should consider carefully before deciding to invest in the Shares.

Termination of the Offering

The Offering will conclude upon the earlier of (i) the date on which all of the Shares have been sold, (ii) 240 days after the date on which the registration statement of which this prospectus forms a part is declared effective by the SEC or (iii) at such time as management deems appropriate, which will not be more than 240 days after date on which the registration statement of which this prospectus is a part is declared effective by the SEC. We may extend the Offering for an additional 30 days at our discretion.

	25% - 30,000$	50% - 60,000$	75% - 90,000$	100% - 120,000$
Offering price per share	$0.03	$0.03	$0.03	$0.03
The historical net tangible book value as of May 31, 2019	$(11,175)	$(11,175)	$(11,175)	$(11,175)

Post offering net tangible book value	$8,826	$38,826	$68,826	$98,826
Post offering net tangible book value per share	$0.0018	$0.0065	$0.0098	$0.0124
Pre-offering net tangible book value per share	$(0.0028)	$(0.0028)	$(0.0028)	$(0.0028)
Increase (Decrease) in net tangible book value per share after offering	$0.0046	$0.0093	$0.0126	$0.0152
Dilution per share	$0.0282	$0.0235	$0.0202	$0.0176

% dilution	94.12%	78.43%	67.23%	58.82%

Capital contribution by purchasers of shares	$30,000	$60,000	$90,000	$120,000
Capital Contribution by existing stockholders	$4,000	$4,000	$4,000	$4,000
Percentage capital contributions by purchasers of shares	88.24%	93.75%	95.74%	96.77%
Percentage capital contributions by existing stockholders	11.76%	6.25%	4.26%	3.23%

RISK FACTORS

Investing in the Shares involves a high degree of risk. You should carefully consider the risks described below, as well as other information provided to you in this prospectus, including information in the section of this prospectus entitled “Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Operating History and Financial Condition

We have a limited operating history and are subject to the risks encountered by early-stage companies. Moreover, because we have a limited operating history, you may not be able to accurately evaluate our operations.

Inky was incorporated in June 12, 2018 and we have been actively marketing our App for only a short period of time, which will make it difficult for you to evaluate the merits of investing in our Company. Because our Company has a limited operating history, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•

risks that we may not have sufficient capital to achieve our growth strategy;

•

risks that we may not develop our product offerings in a manner that enables us to be profitable and satisfy consumer preferences;

•

risks that our growth strategy may not be successful; and

•

risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

Our minimal operations and lack of established sources of revenues raises substantial doubt about our ability to continue as a going concern.

The report of our independent auditor indicate that the Company’s minimal operations to date and lack of fully established sources of revenue raise substantial doubt about the Company’s ability to continue as a going concern. For these reasons, our financial statements have been prepared assuming the Company will continue as a going concern, which assumes we will realize our assets and discharge our liabilities in the normal course of business. If we are unable to achieve these ends, we cannot assure you that we will be able to generate revenue to support our operations and continue operations.

We cannot predict our future capital needs and we may not be able to secure additional financing.

We believe that cash on hand, the proceeds of this offering and internally generated revenue from downloads of our App will be sufficient to meet our presently anticipated working capital and capital expenditure requirements for the next 12 months. This belief is based on our operating plan which in turn is based on assumptions, which may prove to be incorrect. In addition, we may need to raise significant additional funds sooner in order to support our growth, develop new or enhanced services and products, respond to competitive pressures, acquire or invest in new portfolios of Apps, or take advantage of unanticipated opportunities. If our financial resources are insufficient, we will require additional financing in order to meet our plans for expansion. We cannot ensure that this additional financing, if needed, will be available on acceptable terms or at all. Furthermore, any debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced, our stockholders may experience additional dilution in net book value, and such equity securities may have rights, preferences, or privileges senior to those of our existing stockholders. If adequate funds are not available on acceptable terms or at all, we may be unable to develop or enhance our services and products, take advantage of future opportunities, repay debt obligations as they become due, or respond to competitive pressures, any of which would have a material adverse effect on our business, prospects, financial condition, and results of operations.

Risks Related to Our Business and Industry

If we fail to develop or acquire and publish a new App that achieve market acceptance or we do not continue to enhance our existing App, our revenues would suffer.

Our business depends on developing or acquiring and publishing mobile Apps that consumers will purchase and download.

We expect to invest resources in research and development, analytics and marketing to introduce new Apps and continue to update our existing App, and we often must make decisions about these matters well in advance of product release to timely implement them. In addition, we may acquire newly developed Apps from others that we believe will be well received by consumers. Our success depends, in part, on unpredictable and volatile factors beyond our control, including consumer preferences, competing Apps, new mobile platforms and the availability of alternative products. If our App do not meet consumer expectations, or it is not brought to market in a timely and effective manner, our business, operating results and financial condition would be harmed. Even if our App is successfully introduced and well received by consumers, a failure to continue to update it, a subsequent shift in the consumer preferences or a reduction in their usefulness to consumers could cause a decline in our Apps popularity that could materially reduce our revenues and harm our business, operating results and financial condition. Furthermore, we compete for the discretionary spending of consumers, who face a vast array of Apps and other business or entertainment product choices. If we are unable to generate and sustain sufficient interest in our Apps compared to available alternatives, our business and financial results would be seriously harmed.

 If we are unable to maintain a good relationship with the markets where our App is distributed, our business will suffer.

Apple’s “App Store” and Google’s “Google Play” are the sole distribution and payment media for our mobile App. We generate and expect to generate for the foreseeable future all our revenue from the sale of mobile App through these platforms and any deterioration in our relationship with Apple or Google would harm our business and adversely affect the value of our stock.

Our ability to effectively and efficiently market our Apps on Apple’s “App Store” and Google’s “Google Play” must be considered in light of the sheer number of products available for download on these sites, which exceed 1 million Apps and other product offerings. Given the extent of choices available to consumers and our recent entry into the industry, our App will not be afforded the exposure at these online stores that more established and successful competitors may receive, including those that pay considerable fees to Apple and Google to advertise their titles. Accordingly, we may incur substantial advertising to provide the exposure necessary to keep our product top of mind to consumers and promote downloads of our App. These costs would directly and negatively impact our results of operation, profitability and financial condition.

We are subject to Apple’s and Google’s standard terms and conditions for application developers, which govern the promotion, distribution and operation of mobile Apps on their platforms. Each of Apple and Google can unilaterally change its standard terms and conditions with no prior notice to us. In addition, the agreement terms can be vague and subject to changing interpretations by the storefront operator. Further, these storefront operators typically have the right to prohibit a developer from distributing its applications on its storefront if the developer violates its standard terms and conditions.

Our business would be harmed if:

•

Apple or Google discontinues or limits access to its platform by us and other App developers;

•

Apple or Google modifies its terms of service or other policies, including fees charged to, or other restrictions on, us or other application developers, or Apple or Google changes how the personal information of its users is made available to application developers on their respective platforms or shared by users;

•

Apple or Google establishes more favorable relationships with one or more of our competitors; or

•

Apple or Google develops its own competitive offerings.

If Apple or Google loses its market position or otherwise falls out of favor with mobile users, we would need to identify alternative channels for marketing, promoting and distributing our App, which would consume substantial resources and may not be effective. In addition, Apple and Google have broad discretion to change their terms of service and other policies with respect to us and other developers, and those changes may be unfavorable to us. Any such changes in the future could significantly alter how our App users experience our App or interact within our App, which may harm our business.

The mobile Apps industry is subject to rapid technological change and, to compete, we must continually enhance our mobile App and adapt to changing technologies and market conditions.

We must continue to enhance and improve the performance, functionality and reliability of our mobile App. The mobile application industry is characterized by rapid technological change, changes in user requirements and preferences, frequent new product and services introductions embodying new technologies and the emergence of new industry standards and practices that could render our products and services obsolete. We may fail to use new technologies effectively or to adapt our proprietary technology and systems to customer requirements or emerging industry standards. If we are unable to adapt to changing market conditions, customer requirements or emerging industry standards, we may not be able to increase our revenue and expand our business.

The markets in which we operate are highly competitive, and many of our competitors have significantly greater resources than we do.

Developing, distributing and selling mobile Apps is a highly competitive business, characterized by frequent product introductions and rapidly emerging new platforms, technologies and storefronts. Our competitors that develop Apps vary in size and include publicly-traded and privately-held companies. These companies may already have an established market in our industry. Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours.

In addition, given the open nature of the development and distribution for smartphones and tablets and the relatively low barriers to entry, we also compete or will compete with a vast number of small companies and individuals who are able to create and launch apps and other content for these devices using relatively limited resources and with relatively limited start-up time or expertise. Moreover, the information and materials in our legal-related Apps titles (e.g., published case decisions and federal laws) are part of the public domain and available for anyone with the financial and technical resources to publish and make available through mobile Apps. Consumers of our legal-related titles may choose to download this type of information from more established legal publishing companies or from new entries into the industry.

Most of our competitors and our potential competitors have one or more advantages over us, either globally or in particular geographic markets, which include:

•

significantly greater financial and personnel resources;

•

stronger brand and consumer recognition;

•

lower labor and development costs and better overall economies of scale;

•

greater experience and expertise; and

•

broader distribution and presence.

If we are unable to compete effectively or we are not as successful as our competitors in our target markets, our sales could decline and our margins could decline, which would materially harm our business, operating results and financial condition.

Our financial results could vary significantly from quarter to quarter and are difficult to predict, which in turn could cause volatility in our stock price.

Our revenues and operating results could vary significantly from quarter to quarter due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. In addition, we may not be able to accurately predict our future revenues or results of operations. We base our current and future expense levels on our internal operating plans and sales forecasts, and our operating costs are to a large extent fixed. As a result, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect financial results for that quarter.

In addition to other risk factors discussed in this section, factors that may contribute to the variability of our quarterly results include:

•

our ability to increase the number of consumers using our App;

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the number and timing of new Apps released by us and our competitors, particularly in the apps sector, which may represent a significant portion of revenues in a quarter, which timing can be impacted by internal development delays, shifts in product strategy and how quickly digital storefront operators review and approve our apps for commercial release;

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the loss of, or changes to, one of our distribution platforms;

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changes to the Apple iOS platform or the Google Android platform that we are not able to adapt to our product offerings;

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fluctuations in the size and rate of growth of overall consumer demand for smartphones, tablets, apps and related content;

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decisions by us to incur additional expenses, such as increases in research and development, or unanticipated increases in vendor-related costs, such as hosting fees;

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the timing of successful mobile device launches;

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the seasonality of our industry;

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macro-economic fluctuations in the United States and global economies, including those that impact discretionary consumer spending.

Major network failures could have an adverse effect on our business.

Our technology infrastructure is critical to the performance of our App and customer satisfaction. Our App run on a complex visualization system, or what is commonly known as virtual reality. It is located on the server areas. These systems are operated by third parties that we do not control and which would require significant time to replace. We expect this dependence on third parties to continue. Major equipment failures, natural disasters, including severe weather, terrorist acts, acts of war, cyber attacks or other breaches of network or information technology security that affect third-party networks, communications switches, routers, microwave links, cell sites or other third-party equipment on which we rely, could cause major network failures and/or unusually high network traffic demands that could have a material adverse effect on our operations or our ability to provide service to our customers. These events could disrupt our operations, require significant resources to resolve, result in a loss of customers or impair our ability to attract new customers, which in turn could have a material adverse effect on our business, prospects, results of operations and financial condition.

If we experience significant service interruptions, which could require significant resources to resolve, it could result in a loss of customers or impair our ability to attract new customers, which in turn could have a material adverse effect on our business, prospects, results of operations and financial condition.

In addition, with the growth of wireless data services, enterprise data interfaces and Internet-based or Internet Protocol-enabled applications, wireless networks and devices are exposed to a greater degree to third-party data or applications over which we have less direct control. As a result, the network infrastructure and information systems on which we rely, as well as our customers’ wireless devices, may be subject to a wider array of potential security risks, including viruses and other types of computer-based attacks, which could cause lapses in our service or adversely affect the ability of our customers to access our service. Such lapses could have a material adverse effect on our business, prospects, results of operations and financial condition.

If the use of smartphones and tablet devices as app platforms and the proliferation of mobile devices generally do not increase, our business could be adversely affected.

While the number of people using mobile Internet-enabled devices, such as smartphones and tablet devices, has increased dramatically in the past few years, the mobile market, particularly the market for mobile apps, is still emerging, and it may not grow as we anticipate. Our future success is substantially dependent upon the continued growth of use of mobile devices for apps. The proliferation of mobile devices may not continue to develop at historical rates and consumers may not continue to use mobile Internet-enabled devices as a platform for apps. In addition, new and emerging technologies could make the mobile devices on which our Apps are currently released obsolete, requiring us to transition our business model to develop apps for other next-generation platforms.

Concerns about health risks associated with wireless equipment may reduce the demand for our services.

Mobile communications devices have been alleged to pose health risks, including cancer, due to radio frequency emissions from these devices. Given that our App operate on mobile communications devices, the actual or perceived health risk resulting from the use of mobile communications devices could adversely affect us through a reduction in mobile communication devise users, thereby reducing potential users of our products and services.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product offerings in the mobile application market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products which would harm our competitive position.

Our success depends upon our proprietary technology. We rely or may rely primarily on copyright, service mark and trade secret laws, confidentiality procedures and contractual provisions to establish and protect our proprietary rights. As part of our confidentiality procedures, we enter non-disclosure agreements with our employees and consultants. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. We also pursue the registration of our domain names, trademarks, and service marks in the United States. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

We may become subject to government regulation and legal uncertainties that could reduce demand for our products and services or increase the cost of doing business, thereby adversely affecting our financial results.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to Internet commerce. However, due to the increasing popularity and use of mobile applications, it is possible that a number of laws and regulations may become applicable to us or may be adopted in the future with respect to mobile applications covering issues such as:

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user privacy;

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taxation;

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right to access personal data;

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copyrights;

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distribution; and

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characteristics and quality of services.

The applicability of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, encryption, taxation, libel, export or import matters and personal privacy to mobile applications is uncertain. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted or the content provided by users. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to modify our App, which would harm our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues because of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred because of this potential liability could harm our business and operating results.

It is possible that several laws and regulations may be adopted or construed to apply to us in the United States and elsewhere that could restrict the mobile industry, including user privacy, advertising, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of electronic commerce and virtual goods may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through mobile devices. We anticipate that scrutiny and regulation of our industry will increase and we will be required to devote legal and other resources to addressing such regulation. Changes to these laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace. Such uncertainty could reduce demand for our services or increase the cost of doing business due to increased costs of litigation or increased service delivery costs.

Our president, treasurer, secretary and director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Ioanna Kallidou, our president, treasurer, secretary and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Our president, treasurer, director and secretary is a non-U. S. resident, therefore investors may have difficulty enforcing any judgments against her within the United States.

Our president, treasurer, director and secretary, Ms. Kallidou is a non-U.S. resident, and all or a substantial portion of her assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Accordingly, it may be difficult or impossible for an investor to bring an action against Ms. Kallidou, in the case that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Cyprus may render that investor as unable to enforce a judgment against the assets of Ms. Kallidou. As a result, our shareholders may have more difficulties in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Further, since our assets are located outside the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. Accordingly, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

The laws and regulations concerning data privacy and data security are continually evolving, and our actual or perceived failure to comply with these laws and regulations could harm our business.

We are subject to federal, state and foreign laws regarding privacy and the protection of the information that we collect regarding our users, which laws are currently in a state of flux and likely to remain so for the foreseeable future. The U.S. government, including the Federal Trade Commission and the Department of Commerce, is continuing to review the need for greater regulation over collecting information concerning consumer behavior on the Internet and on mobile devices. For example, in December 2012, the Federal Trade Commission adopted amendments to the Children’s Online Privacy Protection Act to strengthen privacy protections for children under age 13, which amendments became effective in July 2013. Various government and consumer agencies have also called for new regulation and changes in industry practices. For example, in February 2012, the California Attorney General announced a deal with Amazon, Apple, Google and others, to strengthen privacy protection for users that download third-party Apps to smartphones and tablet devices. If we do not follow existing laws and regulations, as well as the rules of the smartphone platform operators, with respect to privacy-related matters, or if consumers raise any concerns about our privacy practices, even if unfounded, it could damage our reputation and operating results.

Our App is subject to our privacy policy and our terms of service. If we fail to comply with our posted privacy policy, terms of service or privacy-related laws and regulations, including with respect to the information we collect from users of our App, it could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, interpreting and applying data protection laws to the mobile App industry is often unclear. These laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices. Complying with these varying requirements could cause us to incur additional costs and change our business practices. Further, if we fail to adequately protect our users’ privacy and data, it could result in a loss of player confidence in our services and ultimately in a loss of users, which could adversely affect our business.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. Costs to comply with these laws may increase because of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities. The security measures we have in place to protect our data and the personal information of our employees, customers and partners could be breached due to cyber-attacks initiated by third party hackers, employee error, malfeasance, or otherwise. Because the techniques used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any breach or unauthorized access could materially interfere with our operations or our ability to offer our services or result in significant legal and financial exposure, damage to our reputation and a loss of confidence in the security of our data, which could have an adverse effect on our business and operating results.

Risks Relating to our Organization and our Common Stock

The sole officer and director of the Company Ioanna Kallidou, currently devotes all her free time to Company matters. She does not have any public company experience and is involved in other business activities. The Company's needs could exceed the amount of time or level of experience she may have. This could result in her inability to properly manage Company affairs, resulting in our remaining a start-up company with no revenues or profits.

Our sole officer and director is currently devoting all her time to Company matters, but further she could not be able to work exclusively for us and does not devote all her time to our operations, she will devoting approximately 40 hours for the Company per week. Therefore, it is possible that a conflict of interest regarding her time may arise based on her employment by other companies. Her other activities may prevent her from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations.

In addition, our sole officer and director Ioanna Kallidou lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our sole officer and director Ms. Kallidou has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

We are conducting a direct primary offering with no minimum amount required to be raised and as a result we can accept your investment funds at any time without any other investment funds being raised and may not raise sufficient funds to operate our business beyond the next twelve months.

There is no minimum offering amount that must be raised and as result we may close on significantly less than the maximum offering amount. Investment funds will not be placed in an escrow account pending the attainment of a minimum amount of proceeds and will be transmitted directly to the Company for its immediate use. Thus, you may be one of only a few investors in this Offering. If we close on less than the maximum offering amount, we may not have sufficient capital to execute on our business strategy the way we have intended. Our ability to obtain additional financing thereafter may have a materially adverse effect on our ability to execute our overall plan and your investment may be lost.

If you purchase the Shares, you will experience immediate dilution.

If you purchase the Shares sold in this Offering, you will experience immediate dilution because the price that you pay for our common stock will be greater than the net tangible book value per share of our shares of common stock.

The price of the Shares offered has been arbitrarily established by us.

The price of the Shares was arbitrarily established considering such matters as the state of our business development and the general condition of the industry in which we operate. The Offering price bears little relationship to the assets, net worth, or any other objective criteria of value applicable to us.

There is currently no trading market for our common stock.

There currently is no trading market for our stock. After the effective date of the registration statement of which this prospectus forms a part, we will seek to identify a marker maker to apply for the Shares to be admitted to quotation on the OTC Markets; however, we cannot assure you that we will identify a market maker that will file such application or that, if the Shares are admitted to quotation, that a public market will ever develop. There is no guarantee that the Shares will ever be quoted on the OTC Markets or any exchange. Furthermore, you will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our Shares. We expect the initial market for our stock to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling your Shares if you determine to reduce or liquidate your investment. Additionally, the initial public offering price of $0.03 per share may not reflect the current value of our Shares after the Offering. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell your Shares when desired or result in your receiving a lower price for your Shares upon their sale than you paid in this Offering.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us when our Board of Directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to the development of our business and to increase our working capital. There can be no assurance that we will ever have sufficient earnings to declare and pay cash dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Difficulties we may encounter managing our growth could adversely affect our results of operations.

If we experience rapid and substantial growth, it will place a strain on our administrative infrastructure and our managerial and financial resources. To manage substantial growth of our operations, we will be required to:

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improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;

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install enhanced management information systems; and

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hire, train, motivate, manage and retain our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

The designation of our common stock as a "penny stock" would limit the liquidity of the Shares.

Our common stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a "penny stock" is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser's written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there may be less trading activity in penny stocks in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock in any market that develops for our common stock in the future, which may limit the ability to buy and sell our stock and which will have an adverse effect on any market that develops for the Shares.

We may be deemed to be a “shell company” and as such shareholders may not be able to rely on the provisions of Rule 144 for resale of their shares until certain conditions are met.

Rule 405 promulgated under the Securities Act of 1933 defines a “shell company” as a registrant… that has: no or nominal operations; and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. While the Company does not believe that it is a “shell company”, designation as a “shell company” could result in the application of Rule 144(i), which would limit the availability of the exemption from registration provided in Rule 144 for certain shares of Company common stock and could result in certain persons affiliated with the Company being deemed “statutory underwriters under Rule 145(c). If the Company is a shell company, the securities issued by the Company can only be resold by filing a registration statement for those shares or utilizing the provisions of Rule 144 once certain conditions are met, specifically: (i) the Company has ceased to be a shell company (ii) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, (iii) the Company has filed all required reports under the Exchange Act of the preceding 12 months and (iv) one year has elapsed since the Company filed “Form 10” information. Thus, a shareholder of the Company may not be able to sell its shares until such time as a registration statement for those shares is filed or the Company has ceased to be a shell company either by effecting a business combination or by developmental growth, the Company has remained current on its Exchange Act filings for 12 months and the Company has filed the information as would be required by a “Form 10” registration statement filing (e.g. audited financial statements, management information and compensation, shareholder information, etc.). In addition, if the Company were to be deemed a “shell company”, it would be prohibited from filing a registration statement on Form S-8 and be subject to certain enhanced reporting requirements. Designation as a “shell company” could also have a detrimental impact on the Company’s ability to attract additional capital through subsequent unregistered offerings.

We may be considered a “Blank Check” Company

The Company may be a “Blank Check” company as defined in Rule 419 promulgated under the Securities Act of 1933, as amended. If we are a “Blank Check” company, we will need to comply with the rules and regulations in Rule 419 related to the sales of securities and deposit of the proceeds of such sales and the certificates related thereto into an escrow or trust, which proceeds will not be available to the Company until the completion of a transaction pursuant to an acquisition agreement (See Rule 419 (e)). If this requirement is deemed to be applicable, the Company may not have sufficient funds to continue operations until a qualifying acquisition is completed.

Our stock price may be volatile.

The stock market in general, and the stock prices of technology-based and wireless communications companies have experienced volatility that often has been unrelated to the operating performance of any specific public company. If our common stock is approved for trading or quotation, the market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

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changes in our industry;

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competitive pricing pressures;

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our ability to obtain working capital financing;

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additions or departures of key personnel;

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limited "public float" in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market prices of our common stock;

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sales of our common stock;

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our ability to execute our business plan;

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operating results that fall below expectations;

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loss of any strategic relationship;

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regulatory developments;

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economic and other external factors; and

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period-to-period fluctuations in our financial results.

 In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Because we will have broad discretion over the use of the net proceeds from this Offering, you may not agree with how we use them and the proceeds may not be invested successfully.

We will have broad discretion on the use of the Offering proceeds. While we currently anticipate that we will use the net proceeds of this Offering for to (i) develop and acquire new mobile apps, (ii) update our existing mobile App, (iii) advertising and marketing, (iv) expenses associated with public company reporting requirements, (v) staffing, and (v) working capital, our management may allocate the net proceeds among these purposes as it deems necessary. In addition, market or other factors may require our management to allocate portions of the net proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds from this Offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

Issuance of stock to fund our operations may dilute your investment and reduce your equity interest.

We may need to raise capital in the future to fund the growth of our Company. Any equity financing may have significant dilutive effect to stockholders and a material decrease in our stockholders’ equity interest in us. Equity financing, if obtained, could result in substantial dilution to our existing stockholders. At its sole discretion, our board of directors may issue additional securities without seeking stockholder approval, and we do not know when we will need additional capital or, if we do, whether it will be available to us.

We may, in the future, issue additional common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 4,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 71,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We will incur increased costs and demands upon management because of complying with the laws and regulations affecting public companies, which could harm our operating results.

As a public company, we will incur significant legal, accounting and other expenses, including costs associated with public company reporting requirements. We will also incur costs associated with current corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the SEC or any stock exchange or inter-dealer quotations system on which our common stock may be listed in the future. The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically in recent years. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We are unable to currently estimate these costs with any degree of certainty. We also expect that these new rules and regulations may make it difficult and expensive for us to obtain director and officer liability insurance, and if we are able to obtain such insurance, we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage available to privately-held companies. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

We will be required to comply with Section 404 of the Sarbanes-Oxley Act which requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Because we are a shell company, you will not be able to resell your shares in certain circumstances, which could hinder the resale of your shares.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act of 1933, as amended (the “Securities Act”), because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i), which will potentially reduce liquidity of our securities. Another implication of us being a shell company is enhanced reporting requirements imposed on shell companies. Also, shell companies cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may negatively l impact on our ability to attract additional capital through subsequent unregistered offerings.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are forward-looking in nature are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” ”contemplate,” continue,” “potential” and similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, may identify forward-looking statements. These statements reflect our judgment as of the date of this prospectus with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Except as required by law, we undertake no obligation to update forward-looking statements. The risks identified in the “Risk Factors” section of this prospectus, among others, may impact forward-looking statements contained in this prospectus.

You should also refer to the section of this prospectus entitled “Risk Factors” for a discussion of factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Because of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may prove to be material. Considering the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time-frame, or at all.

All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all the factors that are important to you.

USE OF PROCEEDS

We estimate that our proceeds from this Offering, assuming all Shares are sold, will be $120,000 (based on an assumed offering price of $0.03 per share). The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75%, and 100%, respectively, of the securities offered for sale by us.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Net Proceeds	$30,000	$60,000	$90,000	$120,000

Develop and Acquisition of Apps	$12,500	$28,000	$38,000	$55,000

Advertising and Marketing	$5,000	$7,000	$10,500	$20,000

Fees for Public Company Reporting Requirements	$10,000	$10,000	$10,000	$10,000

Staffing	$0	$5,000	$15,000	$18,500

Website Development	$2,500	$10,000	$16,500	$16,500

TOTAL	$30,000	$60,000	$90,000	$120,000

We will receive all proceeds from the sale of the common stock and intend to use the proceeds from this Offering, to continue implementing the business and marketing plan. Our budgetary allocations may vary, depending upon the percentage of proceeds that we obtain from the Offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short term rather than to conserve funds to satisfy continuous disclosure requirements for a longer period.

PLAN OF OPERATION

We were incorporated in the State of Nevada on June 12, 2018. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a start-up company that has just recently started our operations. If we are unable to successfully find clients who uses our service, we may quickly use up the proceeds from this offering.

We intend to commence operations in the business of software development. Inky is a useful Application which helps the user decide what and where to ink without having to live with unintended results after the fact. In this regard, the user is able to visualize the proposed tattoo before one is permanently applied. Once the user goes through this process, the tattoo technician is able to specifically position and overlay the user’s desired future tattoo.

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds we currently have on hand. Upon completion of our public offering, our specific goal is to profitably sell our service. If we are unable to obtain minimum funding of approximately $90,000 (i.e. 75% of the shares are sold), our business may fail.

As of today, we have started to introduce our platform to our potential users, and we have already presented our service to “friends and family".  The Offering will expand our funding beyond this group.

Our cash needs for the next twelve months (estimated at between $90,000 and $120,000) and plan of operations following the completion of our public offering is as follows:

Develop and Acquisition of Apps

Month 1-9: we plan on spending 1 to 9 months developing a Inky application. In this regard, we plan to commence with a simple application on a free and open-source content management system (CMS) for publishing web content in accordance to the raised financials, the range is from $12,500 till $55,000. We will need to sell at least 75% of shares in this Offering to cover the expenses on the development of its terms of reference, establishing a design and maintaining our application. As the business grows and develops, we might consider upgrading the design and functionality of the application to enhance the usability experience of our platform and make it more attractive for potential users. To accomplish this, we intend to hire professionals to develop the structure of the platform and design the fully-implemented Application and its operating platform. If we sell the maximum shares in this offering, we will spend up to $55,000 and to develop and acquisition of Apps.

Advertising and Marketing

Month 2-12: in the development stage, the principal use of our funds will be for marketing and advertising. The goal is that the better we actively position our company, the more users we will attract. We plan to develop our advertising campaign in 2 to 12 months. These expenses will vary from $5,000 to $20,000 depending on the number of shares sold. To initiate our marketing and advertising campaign we need at a minimum of $5,000 to advertise the company within Cyprus, however, in order to make it more powerful and speaking across the country, we need to collect around $7,000, which requires at least 50% of shares to be sold. This sum will be spent on filling the social webpages with content and on buying advertising slots at different websites. In order to collect funds up to $10,500 for promotional videos we will need to sell at least 75% of shares. We will need to sell 100% of shares we will spend up to $20,000 in order to maximally distribute our application in the form of advertising in Google Play and AppStore.

Staffing

Month 6-8:The more we develop, the more time we will need to devote to the Inky development application, and possibly in the future for other applications. As all the Inky's data is on the server and processed by the administrator, there is a possibility, that our director Ms. Kallidou may not be able to manage with the entire amount of work. Within  6-8 months, we will need to hire a ystem administrator-assistant on a permanent basis. We will need to sell at least 50% of shares to raise up the amount of $5,000 to cover the expenses of hiring this stuff. Staffing expenses will vary from $5,000 to $18,500 depending on the number of shares sold.

Website Development

Month 3-8: we plan on spending 3 to 8 months developing the website. We plan to start off with a simple website on a free and open-source content management system (CMS) for publishing web content. To raise up the amount of $10,000 and to pay the annual fee for hosting and subscription, at least 50% of our shares must be sold. We need to sell at least 75% of shares so we will spend up to $16,500 to cover the expenses of maintaining of our website. As the business grows and develops, we might consider upgrading the design of the website to enhance the usability experience of our platform and make it more attractive for the potential users. To do so we are likely to move onto our own website, hire professionals to work out the structure of the platform and design the web pages, and maintain the whole platform. We expect it to be a costly procedure which demands all 100% shares to be sold and we will be able to spend up to $16,500 and to develop our website.

DETERMINATION OF OFFERING PRICE

The offering price for the Shares in this Offering was arbitrarily determined. In determining the initial public offering price of the Shares, we considered several factors including the following:

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Our business structure and operations;

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Prevailing market conditions, including the history and prospects for our industry;

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Our future prospects and the experience of our management; and

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Our capital structure.

Therefore, the public offering price of the Shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this Offering.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma net tangible book value per share after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding shares of common stock. Dilution arises mainly as a result of our arbitrary determination of the offering price of the Shares being offered. Dilution of the value of the Shares you purchase is also a result of the lower book value of the Shares held by our existing stockholders. Our historical net tangible book value (deficit) as of May 31, 2019 was $(11,175), or $(0.0028) per share of common stock. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. The following tables compare the differences of your investment in our Shares with the investment of our existing stockholders based on the percentage of Shares sold of the 4,000,000 Shares available to be purchased:

Gross offering proceeds	$30,000	$60,000	$90,000	$120,000
Anticipated net offering proceeds	$20,000	$50,000	$80,000	$110,000
Number of shares after offering held by public investors	1,000,000	2,000,000	3,000,000	4,000,000
Total shares issued and outstanding	5,000,000	6,000,000	7,000,000	8,000,000
Purchasers of shares percentage of ownership after offering	20.00%	33.33%	42.86%	50.00%
Existing stockholders percentage of ownership after offering	80.00%	66.67%	57.14%	50.00%

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is currently no public trading market for our common stock and no such market may ever develop. While we intend to seek and obtain quotation of our common stock for trading on the OTC Markets, there is no assurance that our application will be approved. An application for quotation on the OTC Markets must be submitted by one or more market makers who:

•

are approved by FINRA;

•

who agree to become a market maker in the security; and

•

who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTC Bulletin Board, the OTCQX or the OTCQB or on a securities exchange.

In order for a security to be eligible for quotation by a market maker, the Company will be required to meet a ($0.01) bid price test, provide information based upon their reporting standard (SEC Reporting, Bank Reporting or International Reporting), and submit an annual OTC Markets Certification signed by our Chief Executive Officer or Chief Financial Officer. Currently, Ms. Kallidou, our President and Chief Executive Officer acts as our principal financial and accounting officer.

After the effectiveness of this registration statement, we will seek to cause a market maker to submit an application for quotation to FINRA, though we have not yet indentified a market maker to file such application. We can provide no assurance that we will be able to identify a market maker to submit an application to FINRA, that our common stock will be traded on the OTC Bulletin Board, the OTCQX or the OTCQB or on a securities exchange or, if traded, that a public market will materialize.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144. In general, Rule 144 as currently in effect permits our common stock that has been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

(1)     one percent of the total number of shares of our common stock outstanding; or

(2)     the average weekly reported trading volume of our common stock for the four calendar weeks prior to the sale.

Such sales are also subject to specific manner of sale provisions, a six-month holding period requirement, notice requirements and the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock under Rule 144 without regard to the current public information requirements of Rule 144.

At the present time, we are a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all securities may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Reports

Upon the effectiveness of the registration statement of which this prospectus is a part, the Company will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by our independent accountants, and unaudited quarterly financial statements in our quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC’s website, www.sec.gov.

Financial Statements

Our financial statements are included in this prospectus, beginning on page F-1.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You  should  read  the  following  discussion  and  analysis  of  our  financial  condition  and  results  of  operations  together  with  our  financial  statements  and  the  related  notes  and  other  financial  information  included elsewhere  in  this  prospectus.  Some  of  the  information  contained  in  this  discussion  and  analysis  or  set  forth elsewhere  in  this  prospectus,  including  information  with  respect  to  our  plans  and  strategy  for  our  business  and related  financing,  includes  forward-looking  statements that  involve  risks  and  uncertainties.  You  should  review  the  “Risk  Factors”  section  of  this  prospectus  for  a  discussion  of  important  factors  that  could  cause  actual  results to  differ  materially  from  the  results  described  in  or  implied  by  the  forward-looking  statements  contained  in  the  following  discussion and analysis.

We  qualify  as  an  “emerging  growth  company”  under  the  JOBS  Act.  As  a  result,  we  are  permitted  to,  and  intend  to,  rely  on  exemptions  from  certain  disclosure  requirements.  For  so  long  as  we  are  an  emerging  growth  company,  we  will not be required to:

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Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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Comply  with any requirement that may be adopted by the  Public Company Accounting Oversight Board  regarding mandatory audit firm rotation or a supplement  to the auditor’s report providing  additional  information about the audit and the  financial statements (i.e., an auditor discussion and analysis);

•

Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•

Disclose certain executive compensation related items such as the correlation between executive compensation  and performance and comparisons of the CEO’s  compensation to median employee  compensation.

We  will  remain  an  “emerging  growth  company”  for  up  to  five  years,  or  until  the  earliest  of  (i)  the  last  day  of  the  first  fiscal  year  in  which  our  total  annual  gross  revenues  exceed  $1  billion,  (ii)  the  date  that  we  become  a  “large  accelerated  filer”  as  defined  in  Rule  12b-2  under  the  Securities  Exchange  Act  of  1934,  which  would  occur  if  the market  value  of  our  ordinary  shares  that  is  held  by  non-affiliates  exceeds  $700  million  as  of  the  last  business  day  of  our  most  recently  completed  second  fiscal  quarter  or  (iii)  the  date  on  which  we  have  issued  more  than  $1 billion  in  non-convertible  debt  during  the  preceding  three  year  period.  Even  if  we  no  longer  qualify  for  the exemptions  for  an  emerging  growth  company,  we  may  still  be,  in  certain  circumstances,  subject  to  scaled  disclosure  requirements  as  a  smaller  reporting  company.  For  example,  smaller  reporting  companies,  like  emerging  growth  companies,  are  not  required  to  provide  a  compensation  discussion  and  analysis  under  Item  402(b)  of Regulation S-K or auditor attestation of internal  controls over financial reporting.

Under the JOBS Act, an “emerging growth company” can delay adopting new or revised accounting standards until such time as those standards apply to private companies, as set forth in Section 7(a)(2)(B) of the Securities Act. We chose not to take advantage of such extended transition period for complying with any new or revised accounting standards and acknowledge that this election is irrevocable.

Our cash balance is $ 802 as of May 31 , 2019. We have been utilizing and may utilize funds from Ioanna Kallidou, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of May 31 , 2019, Ms. Kallidou advanced us $ 12,255 . The next two years Ms. Kallidou does not intend to request to be repaid before the Company will fully implemented the plan of operations and begin to increase the revenues to the level of sufficient income to manage the business in full. To implement our plan of operations for the next twelve months’ period, we require a minimum of $90,000 of funding from this offering. There is no guarantee that such level will ever be reached.

Being a newly organized company, we have operating history which includes developing our business plan, setting up our web site, and purchasing our firstly needed equipment. After twelve months’ period, we may need additional financing. We do not currently have any arrangements for additional financing. The Company’s registration office is located at 36 Aigyptou Avenue, 6030 Larnaca, Cyprus. Our phone number is +35725030566. We currently have one application (Inky) in development. Inky is a multi-use customizable application includes a selection of designs by different tattoo artists that you can try out virtually via the automatic of smartphone-powered augmented reality placing pixels on the user’s flesh in real-time.

Our independent registered public accountant, KSP Group, Inc., has issued a going concern opinion. This means that there is a substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.

We will offer our app in a free advertisement-supported version and in a paid version that includes more extended tattoo base. We believe that the ad supported versions allow for wider dissemination of our titles to consumers who might not otherwise spend money for an App without first trying the application. Consumers will be able to download our App(s) through direct-to-consumer digital storefronts, such as the Apple App Store and Google Play Store. We will generate revenue from sales, or downloads, or of Apps and from advertisements published on our ad supported app titles.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $120,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

Growth Strategies and Outlook

Our principal growth strategy entails developing our App to supplement our future Apps portfolio. We plan to develop new Apps to expand our existing product offerings.  We also may seek to develop our social media presence. We will rely on third party designers, developers and programs to develop new Apps. We also will solicit ideas for new titles from unrelated parties. We evaluate prospects based on a variety of factors. If we conclude that a particular prospect is worth pursuing, we may fund the development of the App through launch and beyond.

We plan to market, sell and distribute our application through direct-to-consumer digital storefronts, such as Apple’s App Store and the Google Play Store. We currently or expect to advertise our Apps through our own website, social media, such as Facebook and LinkedIn, through mobile ad networks and search engine optimization (SEO) tools.

We also will seek to develop and publish free-to-play apps. Free-to-play apps are apps that a player can download and play for free, but which allow players to access a variety of additional content and features for a fee, through “in-app purchases” utilizing virtual currency they may be purchased through digital storefronts, and to engage with various advertisements and offers that generate revenues for us. We may seek to acquire franchises around which we develop apps, including movies, television programs, toys and other cultural phenomena that lend themselves to gamification.

Our ability to pursue and achieve our objectives are predicated on our receipt of meaningful revenue from sales of our existing App and those we may release in the future and from our ability to raise capital from outside sources.

Our revenues will depend significantly on growth in the mobile apps market and our ability to develop or acquire and publish mobile Apps that are well received by consumers. We expect to invest resources in research and development, analytics and marketing to introduce new Apps and continue to update our existing App, and to the extent that App behind which we have invested significant capital is not successful, our business and financial condition could be harmed. We operate in an extremely competitive environment for consumers against a continually increasing number of developers, many of which are significantly larger than us and have other competitive advantages, and the overall strength of the economy in the United States. We expect to allocate a material portion of our operating revenue and capital that we receive to spending on sales and marketing initiatives in connection with the launch and promotion of our apps in an effort to drive sales.

Our ability to achieve and sustain profitability will depend not only on our ability to grow our revenues, but also on our ability to manage our operating expenses. Currently, we have one employee, our Director Ioanna Kallidou, she is not receiving a salary. For the foreseeable future, we expect to utilize the services of independent contractors and consultants, who we believe are readily available for our purposes, in order to manage our personnel costs. We also will continue to maintain a virtual office as long as our operations permit to keep our office space overhead within reason.

Results of Operations for the period June 12, 2108 (inception) through November 30, 2018

Revenue

We had no revenue for this period.

Selling, General and Administrative Expenses

For the period from inception through November 30, 2018, our selling, general and administrative costs were $4,901. These costs comprise principally licensing and filing fees and office administrative expenses.

Professional Fees

For the period from inception through November 30, 2018, our professional costs were $2,000 representing the amount we paid for professional services since our organization and in connection with the preparation of the registration statement of which this prospectus forms a part.

Net Loss

For the period from inception through November 30, 2018, we recorded a net loss of $4,901 because our expenses during the period exceeds our income as we migrated our Apps portfolio into our Company and recently began implementing marketing initiatives.

Results of Operations for the three months period ended May 31, 2019

Revenue

We had no revenue for this period.

Selling, General and Administrative Expenses

For the three months period ended May 31, 2019, our selling, general and administrative costs were $3,966. These costs comprise principally licensing and filing fees and office administrative expenses.

Net Loss

For the three months period ended May 31, 2019, we recorded a net loss of $ 3,966 because our expenses during the period exceeds our income as we migrated our Apps portfolio into our Company and recently began implementing marketing initiatives.

Results of Operations for the six months period ended May 31, 2019

Revenue

We had no revenue for this period.

Selling, General and Administrative Expenses

For the six months period ended May 31, 2019, our selling, general and administrative costs were $10,274. These costs comprise principally licensing and filing fees and office administrative expenses.

Professional Fees

For the six months period ended May 31, 2019, our professional costs were $299 representing the amount we paid for professional services since our organization and in connection with the preparation of the registration statement of which this prospectus forms a part.

Net Loss

For the six months period ended May 31, 2019, we recorded a net loss of $10,274 because our expenses during the period exceeds our income as we migrated our Apps portfolio into our Company and recently began implementing marketing initiatives.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity include funds generated by operations, the availability of credit facilities, levels of accounts receivable and accounts payable and capital expenditures.

As of May 31, 2019, we had working capital of $(11,175). Since our inception, we have financed our operations through the sale of equity securities, from borrowings from a third party and from internally generated revenue from operations. Our primary requirements for liquidity and capital are the development or acquisition of new.

Based on our current cash position, we will be able to continue operations for approximately 12 months, assuming we do not raise additional funding. We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Nevada for the next 12 months. We must raise approximately $90,000, to complete our plan of operation for the next 12 months. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in Inky. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our development activities. In the absence of such financing, our business will fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

We require additional capital to achieve our objectives of developing and acquiring new App. We are going to work with independent app designers, developers and programmers who provide us with new ideas and titles to publish. We also are going to solicite new apps and concepts that we may acquire from third parties. When we receive an idea for a new App, we research the commercial viability of the concept, undertaking an analysis of the cost to develop the App against its potential economic return. If we determine that the App is commercially viable, we may fund the cost of development, publication and marketing. Upon completion of development we will own the App title. Developing and publishing free-to-play apps will require considerable capital to develop, maintain and update, particularly apps we may seek to develop around popular movie, television, toy other cultural phenomena that lend themselves to gamification.

Our cash on hand and cash flow from existing operations will allow us to operate at current levels but will not be sufficient to fund our desired development and acquisition strategy or the cash required in connection with launching, marketing and promoting our app, and we are dependent on the proceeds from the sale of the Shares in this Offering to fund these endeavors. If we do not receive sufficient funds from the sale of Shares in this offering, we may seek to raise such funds by way of equity or debt financings in the future. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which might make it more difficult for us to obtain additional capital and to pursue business opportunities, including opening new restaurants. We might not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to develop and acquire new Apps and adequately promote them and to respond to business challenges could be significantly limited. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we may have to curtail our marketing and development plans and possibly cease our operations.

Cash Flows:

The following table presents summary cash flow information for the periods indicated.

	As of May 31, 2019	For the period June 12, 2018 (inception) Through November 30, 2018

Net cash used in operating activities	$(10,603)	(4,850)
Net cash provided by financing activities	6,255	10,000
Net increase (decrease) in cash	$(4,348)	5,150

Operating Activities

Since our inception through November 30, 2018, we have used $4,850 for operating activities, comprising the payment of professional fees and for selling, general and administrative expenses.

As of May 31, 2019, we have used $10,603 for operating activities, comprising the payment of professional fees and for selling, general and administrative expenses.

Financing Activities

Since our inception through November 30, 2018, net cash used provided by financing activities was $10,000, comprising capital contributions and proceeds from the sale of 4,000,000 shares at $0.03 per share.

As of May 31, 2019, net cash used provided by financing activities was $6,255.

Contractual Commitments as of May 31, 2019

As of the date of this prospectus, the Company has no contractual obligations, commercial commitments, long-term debt or lease obligations.

As of May 31, 2019, we borrowed the sum of $12,255 from a third party, which we applied to our general working capital expenses.

Off-Balance Sheet and Other Arrangements

As of the date of this prospectus, the Company has not had any off-balance sheet or similar arrangements since its inception.

Inflation

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. If our costs were to become subject to significant inflationary pressures, we might not be able to fully offset these higher costs through price increases. Our inability or failure to do so could harm our business, operating results and financial condition.

Critical Accounting Policies and Use of Estimates

The preparation of our consolidated financial statements in accordance with United States Generally Accepted Accounting Principles, of GAAP, requires us to make estimates and judgments that affect our reported amounts of assets, liabilities, revenue, and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under current circumstances in making judgments about the carrying value of assets and liabilities that are not readily available from other sources. We evaluate our estimates on an on-going basis. Actual results may differ from these estimates under different assumptions or conditions.

Accounting policies are an integral part of our financial statements. A thorough understanding of these accounting policies is essential when reviewing our reported results of operations and our financial position. Management believes that the critical accounting policies and estimates discussed below involve the most difficult management judgments, due to the sensitivity of the methods and assumptions used. Our significant accounting policies are described in Note 1 to our consolidated financial statements included elsewhere in this report.

We believe the following accounting policies and estimates are the most critical. Some of them involve significant judgments and uncertainties and could potentially result in materially different results under different assumptions and conditions.

Revenue Recognition - The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

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persuasive evidence of an arrangement exists,

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the services have been rendered and all required milestones achieved,

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the sales price is fixed or determinable, and

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collectability is reasonably assured.

Recent Accounting Pronouncements

Emerging Growth Company Critical Accounting Policy Disclosure: We qualify as an "emerging growth company" under the 2012 JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As an emerging growth company, we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period.

There are no recent accounting pronouncements published after May 31 , 2019, that have a material effect on the financial statements presented herein.

DESCRIPTION OF OUR BUSINESS

Overview

Inky is a development stage company, incorporated in the State of Nevada on June 12, 2018. Inky (“we,” “us,” or the “Company”) develops, publishes and markets mobile software application for smartphones and tablet devices (“Apps”). Inky is engaged in mobile applications development. Inky facilitates the user deciding what and where to ink without having to actually commence the tattoo procedure. The User simply utilizes Inky to preview a proposed tattoo. Then the tattoo technician utilizes the User’s phone’s camera to position and overlay theproposed tattoo. Users will be able to download our Application through direct-to-consumer digital storefronts, such as the Apple App Store and Google Play Market.

We plan to generate revenue from sales, or downloads, of our App and from advertisements published on our ad supported app titles.

The member of our management has accumulated significant experience, knowledge and contacts across the key disciplines in   the digital and mobile industries. This encompasses digital and social media sales, advertising, operations, and technology and product development and deployment. We expect to leverage management’s industry experience and contacts to our advantage.

Industry Background and Trends

An App is a type of application software designed to run on a mobile device, such as a smartphone or tablet device. Inky is an App that facilitates the user deciding what and where to ink without having to actually commence the tattoo procedure.

Over the last several years, mobile devices, including smartphones and tablets, have proliferated extensively around the world across a wide range of demographic groups, which is demonstrated in the following statistics published by the noted sources:

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As of August 2017, there are over 3.5 billion unique mobile internet users. Source: Statista

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Users spend on average 69% of their media time on smartphones. Source: comScore

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Mobile devices will drive 80% of global internet usage. Source: Zenith

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50% of the time individuals spend on digital media is on mobile apps. Source: Comscore

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The total number of Android app downloads in 2016 was 90 billion. Source: App Annie

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Despite the sea of choice for mobile apps available for both iOS and Android, in real life people tend to use only a few on a daily basis. The average number of apps people use is 9 apps daily, and 30 apps monthly. Source: TechCrunch

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Mobile websites get more visitors than native apps. But those people spend a lot less time on mobile websites than they do on apps. Source: comScore

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There are about 8 million apps in the Google Play store, 2.2 million in the Apple App Store, 669K in the Windows Store, and 600K in the Amazon Appstore. Source: Statista

As mobile devices have become more prevalent, the mobile Apps industry has experienced corresponding growth in the number of Apps published and the niches they serve, as well as the revenues they generate. We believe that there will continue to be an increase in the number of smartphones and tablets sold. In addition, Apple, Samsung and other mobile device manufacturers have introduced new, larger and more powerful smartphones and tablets that enable more complex Apps and that allow app developers to create apps that are optimized for larger screen sizes and designed to take advantage of these devices’ advanced capabilities and functionality. We believe that the proliferation of and technological developments to mobile devices will continue to drive growth in our industry for the foreseeable future.

Our App

Inky is engaged in mobile applications develop area. The following is an illustration of how it works.

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The app includes a selection of designs by different tattoo artists that you can try out virtually via the automatic of smartphone-powered augmented reality placing pixels on your flesh in real-time.

There are two profiles: User and Master in our application. If you want to share your sketches, your work with other you need to sign up as Master. If you want just to try the tattoo via our application on your body you should sign up as User. You can change your account mode to other without any problem, just sign out from the current mode and sign up another as needed one. As Master, you can upload your own sketches to the app to see whether your pen skills are sharp enough to merit leaving a permanent mark on your person.

The app asks you to put a little ink on your skin — think of that as part of the try before you buy process — because you need to draw an inky sign in the form of octopus on your person in the place where you’re considering the real deal.

Then the AR tech uses your phone’s camera, combined with your three ink marks, to position and overlay what might be your future tattoo. So you’re peeking through your smartphone screen at an alternative tattooed you. Which is about as useful as AR gets right now.

Our app are designed to appeal to a variety of age groups ranging from younger teens to adults. We offer our app in both a free advertisement-supported version and a paid version that does include the tattoo base from Inky, as Inky Master. We believe that by offering free ad supported versions we can build a significantly larger customer base more quickly than we could if we charged users an up-front fee to download our apps since they may be reluctant to purchasing a app without first playing it. If the users enjoy a title, they may purchase the app and try Inky tattoo base.

In the future, we intend to broaden the scope of our App to include piercing, scarring, tunnels, microdermabrasion, tattoos on the white of the eye, microdermabrasion (implants silicone).

In the future, we also plan to develop our application in the application-profile for the Masters who will fill in information about themselves and users will choose the real tattoo Master according to the tattoo works and their geolocation.

Sales, Marketing and Distribution

We plan to market, sell and distribute our Inky Apps exclusively through Apple’s App Store and through the Google Play Store, the largest direct-to-consumer digital storefronts. We expect that a majority of our revenues will be derived from sales on the Apple App Store.

We plan to generate revenue from downloads of our paid App mode and from advertisements published on our ad supported

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app and game titles. We are planning to enter into agreements with each of Apple and Google that govern our relationship as developers / distributors on their respective storefronts.

We will complete the process of migrating the Apps into our corporate structure. We recently retained a new ad network that we believe employs a more effective technology platform and a more aggressive direct sales team. We also are integrating into our existing app and will incorporate into our new apps lucrative ad models and in-app purchasing.

We may partner with other App publishers to develop and market new titles. These types of arrangements will allow us to defray development and marketing costs among a wider range of titles and increase our chances of publishing a successful title.

We will employ advanced analytics, a means of analyzing data we collect about users of our Apps, to develop and publish more appealing titles and features in our apps.

Our ability to market our Apps successfully on direct-to-consumer digital storefronts will depend on a number of factors, including our ability to build relationships with storefront owners and educate them about our title roadmap so that they feature or otherwise prominently place them within the storefront. If we are able to achieve these ends, we believe that consumers are more likely to find our Apps, which may result in greater downloads and more revenue. We believe that a number of factors may influence the featuring or placement of an App, including:

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the perceived attractiveness of the title;

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the level of critical or commercial success of the App or of other Apps previously introduced by a publisher;

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incorporation of the storefront owner’s latest technology in the publisher’s title;

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how strong the consumer experience is on all of the devices that discover titles using any given digital storefront;

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the publisher’s relationship with the applicable storefront owner and future pipeline of quality titles for it; and

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the current market share of the publisher.

We also expect to undertake a number of marketing initiatives designed to attract consumers to download our Apps, including:

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using social networking websites, such as Facebook and Twitter, focused directly at the target users of our Apps;

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paying third parties to advertise or incentivize consumers to download our Apps through offers or recommendations;

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using “push” notifications to alert existing and prospective users of updates to our Apps and new product offerings;

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cross-promoting our Apps through banner advertisements in our other Apps, as well as advertising our Apps in our competitors’ product offerings; and

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undertaking outreach efforts with video app websites and related media outlets, such as providing reviewers with access to our apps prior to launch.

Competition

Developing and distributing Apps is a highly competitive business, characterized by frequent product introductions and rapidly emerging new platforms, technologies and storefronts. With respect to competing for consumers of our app, we will compete primarily on the basis of app quality, brand and customer reviews. We will compete for promotional and digital storefront placement based on these factors, as well as our relationship with the storefront owner, historical performance, perception of sales potential and relationships with licensors of brands, properties and other content.

We believe that our small size will allow provide us a competitive edge for the time being and allow us to make quick decisions as to product development to take advantage of consumer preferences at a particular point in time.

With respect to our App, we compete with a continually increasing number of companies, including industry leaders such as Activision, DeNA, Electronic Arts (EA Mobile), Apploft, GREE, GungHo Online Entertainment, King Digital Entertainment, Nexon, Warner Brothers and Zynga and many well-funded private companies, including Kabam, Machine Zone, Rovio, Storm 8/Team Lava and Supercell. We could also face increased competition if large companies with significant online presences such as Apple, Google, Amazon, Facebook or Yahoo, choose to enter or expand in the apps space or develop competing apps. One of the main competitor is the InkHunter, whose prototype application is similar to ours. But we believe we are also  a good competitor.

In addition, given the open nature of the development and distribution for smartphones and tablets, we also compete or will compete with a vast number of small companies and individuals in all of our segments who are able to create and launch Apps and other content for these devices using relatively limited resources and with relatively limited start-up time or expertise.

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Most of our competitors and our potential competitors have one or more advantages over us, including:

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significantly greater financial and personnel resources;

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stronger brand and consumer recognition;

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the capacity to leverage their marketing expenditures across a broader portfolio of mobile and non-mobile products;

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more substantial intellectual property of their own;

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lower labor and development costs and better overall economies of scale; and

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broader distribution and presence.

Intellectual Property

Our intellectual property is an essential element of our business. We currently use a combination of trade secret and other intellectual property laws, confidentiality agreements and license agreements to protect our intellectual property. We may seek to file copyrights with respect to one or more of our titles in the future. Our employees and independent contractors are required to sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property, and assigning to us any ownership that they may claim in those works. Despite our precautions, it may be possible for third parties to obtain and use without our consent intellectual property that we own or license. Unauthorized use of our intellectual property by third parties, including piracy, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

We may, from time to time, encounter disputes over rights and obligations concerning intellectual property. If we do not prevail in these disputes, we may lose some or all of our intellectual property protection, be enjoined from further sales of our App or other applications determined to infringe the rights of others, and/or be forced to pay substantial royalties to a third party, any of which would have a material adverse effect on our business, financial condition and results of operations.

Government Regulation

We are subject to various federal, state and international laws and regulations that affect our business, including those relating to the privacy and security of customer and employee personal information and those relating to the Internet, behavioral tracking, mobile applications, advertising and marketing activities, and sweepstakes and contests. Additional laws in all of these areas are likely to be passed in the future, which could result in significant limitations on or changes to the ways in which we can collect, use, host, store or transmit the personal information and data of our customers or employees, communicate with our customers, and deliver products and services, or may significantly increase our compliance costs. As our business expands to include new uses or collection of data that are subject to privacy or security regulations, our compliance requirements and costs will increase and we may be subject to increased regulatory scrutiny.

Employees

We are a start-up company and currently have one employee only - Ioanna Kallidou, our president, treasurer, secretary and director. We intend to outsource any additional services if the business requires so.

Properties

We currently maintain a virtual office at 36 Aigyptou Avenue, 6030 Larnaca, Cyprus. We believe that this space is adequate for our current and foreseeable requirements but that we could establish a permanent presence on acceptable terms, if necessary.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

MANAGEMENT

Members of our Board of Directors are elected by the stockholders to a term of one year and serve until their successors are elected and qualified. Our officers are appointed by our Board to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. Our Board has no nominating, audit or compensation committees.

Name	Age	Position
Ioanna Kallidou	26	President, Secretary, Treasurer and Director

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Background Information about our Officers and Directors

Ioanna Kallidou has acted as our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on June 12, 2018. She is a graduate of the University of Nicosia with Bachelor's degree of Business Administration: Management (2010-2014) and distance Learned of Management Information Systems courses under the University of Nicosia (October 2013-June 2016). Since April 2016 to the incorporation date (April 2016-June 2018), Ms. Kallidou has been a junior software engineer at Crowares Inc. Her responsibilities were the following: clearly and regularly communicate with management and technical support colleagues, maintain and improve the performance of existing software, develop and implement new software programs, design and update software database and test the software products to ensure strong functionality and optimization. Ms. Kallidou has the following skills: modifying existing software to detecting and correcting an errors, improving performance, and upgrading interfaces; consultation with clients regularly regarding projects, proposals, and technical issues that arise during the development process; reports preparation on specifications and activities for each project; well collaboration with other team members to determine the best design specifications and details.

In the past ten years, Ms. Kallidou has not been the subject to any of the following events:

·An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Kallidou`s involvement in any type of business, securities or banking activities.

·Any bankruptcy petition filed by or against any business of which Ioanna Kallidou was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

·Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

·Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

·Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

·Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

·Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

                            1.  Any Federal or State securities or commodities law or regulation; or

                            2. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

                            3. Any law or regulation prohibiting mail or wire fraud or fraud about any business entity;

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Corporate Governance

Our Board has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our Board. Because we do not have any independent directors, our Board believes that the establishment of committees of our Board would not provide any benefits to our Company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor have our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

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Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

As with most small, early stage companies until such time as our Company further develops our business, achieves a revenue base and has sufficient working capital to purchase directors’ and officers’ insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board to include one or more independent directors, we intend to establish an audit committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our Board.

Code of Ethics

Upon the closing of this Offering, we will adopt a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Following the closing of this Offering, the code of business conduct and ethics will be available on our website at https://www.inky.live . We intend to post any amendments to the code, or any waivers of its requirements, on our website.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Compensation

The Company has not paid any compensation to any person since its inception. We do not expect to pay compensation to our officers until such time as we commence generating revenues sufficient to sustain our operations. Thereafter, we may enter into employment agreements with our officer and pay her an annual salary.

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or our subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Employment Agreements

There are no current employment agreements between the Company and our executive officer or understandings regarding future compensation.

Outstanding Equity Awards at Fiscal Year-End

No executive officer has received any equity awards, nor have they been granted any options since our inception.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of our Board of Directors. The Board as a whole determines executive compensation.

Compensation Committee Interlocks and Insider Participation

Our Board does not have, and has not had, a compensation committee. Our executive officers do not serve as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board.

Compensation of Directors

Our current directors do not receive separate compensation for their service on our Board of Directors. Our Board has the authority to fix the compensation of directors.

No compensation has been paid to our director for her services as directors since our inception.

Director Independence

Our Board of Directors is currently composed of one member, she is not qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our Board has not made a subjective determination as to director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our Board would have reviewed and discussed information provided by the director and us with regard to each director’s business and personal activities and relationships as she may relate to us and our management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. The percentages below are calculated based on 4,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Ioanna Kallidou	4,000,000	100%
All directors and executive officers as a group (1 person)	4,000,000	100%

Future sales by existing stockholders

A total of 4,000,000 shares of common stock were issued to our Director all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a “shell company”, Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i). Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock.

PLAN OF DISTRIBUTION

We are registering 4,000,000 shares of our common stock which will be sold by our officers and directors.

There is No Current Market for Our Shares of Common Stock

There is currently no market for our securities. We cannot give you any assurance that the Shares you purchase will ever have a market or that if a market for our Shares ever develops, that you will be able to sell your Shares. In addition, even if a public market for our Shares develops, there is no assurance that a secondary public market will be sustained. The Shares you purchase are not traded or listed on any exchange. We will seek to have a market maker file an application with the Financial Industry Regulatory Authority, or FINRA, for our common stock to be eligible for trading on the OTC Bulletin Board, the OTCQX, the

OTCQB or on a securities exchange after this registration statement is declared effective by the SEC. As of the date of this registration statement, we do not have a market maker who has agreed to file such application. Moreover, even assuming we do identify such a market maker, it could take several months before the market maker’s listing application for our Shares is approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The securities traded on the OTC Bulletin Board, the OTCQX or the OTCQB are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted by telephone and through a computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our Shares are quoted on the OTC Bulletin Board, the OTCQX, the OTCQB or it is listed on a securities exchange, a purchaser of our Shares may not be able to resell the Shares. Broker-dealers may be discouraged from effecting transactions in our Shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our Shares, which could severely limit the market liquidity of the Shares and impede the sale of our Shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officers and Directors

We are offering up to a total of 4,000,000 Shares of common stock. The offering price is $0.03 per share. The Offering will be for 240 days unless closed sooner by a sale of all of the Shares offered. In our sole discretion, we have the right to terminate the Offering at any time, even before we have sold the 4,000,000 Shares. There are no specific events which might trigger our decision to terminate the Offering.

The Shares are being offered by us on a direct primary, self-underwritten basis (that is, without the use of a broker-dealer) and there can be no assurance that all or any of the Shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this Offering to close. All funds received as a result of this Offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the Shares offered under this prospectus will be sold. No one has committed to purchase any of the Shares offered. Therefore, we may sell only a nominal number of Shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this Offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for Shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and “good funds” are received in our account.

We will sell the Shares in this Offering through our officers and directors, who intend to offer them to friends, family members and business acquaintances using this prospectus and a subscription agreement as the only materials to offer potential investors. The officers and directors that offer Shares on our behalf may be deemed to be underwriters of this Offering within the meaning of Section 2(11) of the Securities Act. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the Shares nor will they register as broker-dealers pursuant to Section 15 of the Exchange Act in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a) 4-1 in that:

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They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his or her participation;

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They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

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They are not, at the time of their participation, an associated person of a broker- dealer; and

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They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we believe that we satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

In view of the fact that our officers and directors will sell the Shares being offered pursuant to this Offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this Offering has ended.

Terms of the Offering

The Shares being offered by the Company will be sold at the fixed price of $0.03 per Share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received and accepted, are irrevocable. This Offering will commence promptly on the date upon which the registration statement is declared effective and will close 240 days after the effectiveness of the registration statement of which this prospectus is a part, unless all the securities are sold before that date, we extend the offering another 30 days or we otherwise decide to close the offering early or cancel it, in each case in our sole discretion. If we extend the Offering, we will provide that information in a post-effective amendment to this prospectus. If we close the Offering early or cancel it, including during any extended offering period, we may do so without notice to investors, although if we cancel the Offering we will promptly return any funds investors may already have paid.

Deposit of Offering Proceeds

This is a direct primary, self-underwritten Offering, so we are not required to sell any specific number or dollar amount of securities, but will use our best efforts to sell the securities offered. We have made no arrangements to place subscription funds in an escrow, trust or similar account, which means that all funds collected for subscriptions will be immediately available to us for use in the implementation of our business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares being sold by us in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to Inky. Subscriptions, once received and accepted by us, are irrevocable. Securities purchased by investors in this Offering will remain outstanding upon its termination regardless of the number of Shares subscribed for.

ERISA Considerations

Special considerations apply when contemplating the purchase of shares of our common stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities who underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of our Shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. From June 12, 2018 (Inception) to May 31 , 2019  there were 4,000,000 shares of our common stock issued and outstanding. Our sole officer and director, Ioanna Kallidou owns 4,000,000 purchased on November 29, 2018. Ioanna Kallidou, our sole officer and director will offer our securities to her personal friends and family in Greece and Cyprus and relatives and friends in neighboring countries. We will not utilize advertising or make a general solicitation for our offering, but rather, Ms. Kallidou will personally and individually contact each investor. Ioanna Kallidou has no experience in selling securities to investors. Ms. Kallidou will not purchase securities in this offering.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that on all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Preferred Stock

We do not have an authorized class of preferred stock.

Nevada anti-takeover laws

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines

"combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal

DIVIDEND POLICY

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as follows, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any   person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our inception or in any presently proposed transaction which, in either case, has or will materially affect us.

Ioanna Kallidou has extended loan to the Company pursuant to the agreement that has been filed as Exhibits 10.1. The Company discloses that Ioanna Kallidou has loaned $12,255 to the Company as of May 31, 2019 . The remaining funding available to borrow by the company from its director is $47,745, according to the above-mentioned agreement.

INTERESTS OF NAMED EXPERTS AND COUNSEL

E xpert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by Jaslyn Huynh, KSP Group, Inc., and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The Law Offices of Robert Diener, 41 Ulua Place, Haiku, HI 96708, a member of the State Bar of California, will pass upon the validity of the issuance of the common stock for us.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

KSP Group, Inc, is.our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DISCLOSURE OF COMMISSION’S POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer are indemnified as provided by the Nevada Statutes and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officer and controlling person pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

After the effective date of the registration statement of which this prospectus forms a part, we will be subject to informational filing requirements of the Exchange Act and its rules and regulations. This means that we will file reports and other information with the SEC. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at Judiciary Plaza, 100 F Street, N.E. Washington D.C. 20549. You can receive additional information about the operation of the SEC’s Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that will contain the reports and other information that we file electronically with the Commission and the address of that website is www.sec.gov. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of the particular contract or other document filed as an exhibit to this registration statement, each statement being qualified in all respects by this reference.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or  representations provided in this prospectus. We have not authorized anyone to provide you with any information other than that provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

INKY

FINANCIAL STATEMENTS

As of November 30, 2018

3 7

INDEX TO FINANCIAL STATEMENTS

F-1REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Inky

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Inky (the Company) as of November 30, 2018, and the related statements of income, stockholders' equity, and cash flows from inception June 12, 2018 through November 30, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2018, and the results of its operations and its cash flows from inception June 12, 2018 through November 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred loss since inception, has negative cash flow from operation, and has negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KSP Group, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

We have served as the Company’s auditor since 2019.

Los Angeles, CA

January 28, 2019

INKY

BALANCE SHEET

As of November 30, 2018
ASSETS

CURRENT ASSETS
Cash and cash equivalent	5,150
Prepaid rent	$1,950
Total Current Assets	7,100

TOTAL ASSETS	$7,100

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES
Current Liabilities
Accounts Payable
Accounts Payable	$2,000
Related-party loan	6,000
Total Current Liabilities	8,000
Total Liabilities	8,000

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value, 75,000,000 shares authorized; 4,000,000 shares issued and outstanding as of November 30, 2018	4,000
Additional paid-in capital	
Accumulated deficit	(4,901)
Total stockholder’s equity	(901)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$7,100

The accompanying notes are an integral part of the audited financial statements

INKY

STATEMENT OF OPERATIONS

For the period June 12, 2018 (inception) through November 30, 2018
EXPENSES
Incorporation fees	$1,408
Legal fees	2,000
Miscellaneous	100
Rent Expense	1,393
Total expenses	4,901

NET INCOME (LOSS)	$(4,901)

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED	4,000,000

BASIC AND DILUTED NET LOSS PER SHARE	$(0.00)

The accompanying notes are an integral part of the audited financial statements.

INKY

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

	Common stock		Additional		Total
			paid-in	Accumulated	stockholder’s
	Shares	Amount	capital	deficit	equity
Balance, June 12, 2018 (inception)	—	$—	$—	$—	$—

Issuance of common stock	4,000,000	4,000	—	—	4,000

Net income (loss)	—	—	—	(4,901)	(4,901)

Balance, November 30, 2018	4,000,000	$4,000	$—	$(4,901)	$(901)

The accompanying notes are an integral part of the audited financial statements.

INKY

STATEMENT OF CASH FLOWS

For the period June 12, 2018 (inception) through November 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(4,901)
Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid rent	(1,950)
Accounts Payable	2,000
Net cash flows used in operating activities	(4,850)

CASH FLOWS FROM FINANCING ACTIVITIES
Related-party loan	6,000
Capital Stock	4,000
Net cash flows provided by financing activities	$10,000

NET INCREASE IN CASH	$5,150

CASH, BEGINNING OF PERIOD	—

CASH, END OF PERIOD	$5,150

The accompanying notes are an integral part of the audited financial statements.

INKY

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Inky is the startup corporation, registered under the laws in the State of Nevada on June 12, 2018. Inky (“we,” “us,” or the “Company”) develops, publishes and markets mobile software application for smartphones and tablet devices (“Apps”). Inky is engaged in mobile applications develop area. Inky is a neat little AR, app aiming to help you decide what and where to ink without having to regret that snarling wolf facial tattoo after the fact. The app includes a selection of designs by different tattoo artists that you can try out virtually via the automatic of smartphone-powered augmented reality placing pixels on your flesh in real-time.

There are two profiles: User and Master in our application. If you want to share your sketches, your work with other you need to sign up as Master. If you want just to try the tattoo via our application on your body, you should sign up as User. You can change your account mode to other without any problem, just sign out from the current mode and sign up another as needed one. As Master, you can upload your own sketches to the app to see whether your pen skills are sharp enough to merit leaving a permanent mark on your person.

In a neat touch, the app asks you to put a little ink on your skin — think of that as part of the try before you buy process — because you need to draw an inky sign in the form of octopus on your person in the place where you’re considering the real deal.

Then the AR tech uses your phone’s camera, combined with your three ink marks, to position and overlay what might be your future tattoo. So, you’re peeking through your smartphone screen at an alternative tattooed you. Which is about as useful as AR gets right now.

Our app is designed to appeal to a variety of age groups ranging from younger teens to adults. We offer our app in both a free advertisement-supported version and a paid version that does include the tattoo base from Inky, as Inky Master. We believe that by offering free ad supported versions we can build a significantly larger customer base more quickly than we could if we charged users an up-front fee to download our apps since they may be reluctant to purchasing an app without first playing it. If the users enjoy a title, they may purchase the app and try Inky tattoo base.

Note 2 – Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As a development-stage company, the Company had no revenues and incurred losses as of November 30, 2018. The Company currently has limited working capital and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. The Company had no revenues from June 12, 2018 (inception) through November 30, 2018.

INKY

NOTES TO FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Net Income (Loss) Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. As of November 30, 2018, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $5,150 of cash as of November 30, 2018.

Prepaid Expenses

Prepaid Expenses consist of $1,950 in prepaid rent as of November 30, 2018.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of November 30, 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties for the period from June 12, 2018 (inception) through November 30, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 4 – Stockholders’ Equity

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is Seventy-Five Million (75,000,000) shares of Common Stock, par value $0.001 per share.

On November 29, 2018 the Company issued 4,000,000 shares of common stock to a director for cash proceeds of $4,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of November 30, 2018.

INKY

NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions

During the period from June 12, 2018 (inception) through November 30, 2018, our sole director has loaned to the Company $6,000. This loan is unsecured, non-interest bearing and due on demand.

Note 6 — Commitments & Contingencies

The Company has entered into a one-year rental agreement for a $278.50 monthly fee, starting on June 25, 2018.

Note 7 – Income Tax Provision

Deferred Tax Assets

As of November 30, 2018, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $4,901 that may be offset against future taxable income through 2032.  No tax benefit has been recorded with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements as the management of the Company believes that the realization of the Company’s net deferred tax assets of approximately $1,029 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by the full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards which was used to offset tax payable from prior year’s operations.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The current valuation of tax allowance is n/a as of November 30, 2018.

Components of deferred tax assets are as follows:

For the Reporting Period Ended November 30, 2018
Net Deferred Tax Asset Non-Current:
Net Operating Loss Carry-Forward	$4,901
Effective tax rate	21%
Expected Income Tax Benefit from NOL Carry-Forward	1,029
Less: Valuation Allowance	(1,029)
Deferred Tax Asset, Net of Valuation Allowance	$-

Income Tax Provision in the Statement of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Reporting Period Ended November 30, 2018
Federal statutory income tax rate	21%
Increase (reduction) in income tax provision resulting from:
Net Operating Loss (NOL) carry-forward	(21)%
Effective income tax rate	0%

Note 8 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through January 28, 2019, the date when the financial statements were available to be issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

INKY

FINANCIAL STATEMENTS

As of May 31, 2019

INDEX TO FINANCIAL STATEMENTS

Financial Statements	P age (s)
Balance Sheets as of May 31 , 201 9 (Unaudited) and November 30, 2018	F- 1 1
Statement of Operations for the three and six months period s ended May 31 , 201 9 (Unaudited)	F- 1 2
Statement of Changes in Stockholder’s Equity for the six months period ended May 31, 2019	F- 13
Statement of Cash Flows as of May 31 , 201 9 (Unaudited)	F- 1 4
Notes to Financial Statements	F- 15 to F- 17

F- 1 0

INKY

BALANCE SHEETS

	As of May 31 , 2019	As of November 30, 2018
ASSETS

CURRENT ASSETS
Cash and cash equivalent	$80 2	$5 , 1 50
Prepaid rent	279	1 , 9 50
Total Current Assets	1,080	7 , 10 0

TOTAL ASSETS	$1, 080	$7,100

LIABILITIES AND STOCKHOLDER’S DEFICIT

LIABILITIES
Current Liabilities
Accounts Payable
Accounts Payable	$—	$2,000
Related-party loan	12 , 25 5	6,000
Total Current Liabilities	12 , 25 5	8 ,000
Total Liabilities	12 , 25 5	8,000

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value, 75,000,000 shares authorized; 4,000,000 shares issued and outstanding as of May 31 , 201 9 and November 30, 2018, respectively	4,000	4,000
Additional paid-in capital		
Accumulated deficit	(1 5 , 175 )	(4,901)
Total stockholder’s deficit	( 11 , 175 )	(901)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$1, 080	$7,100

The accompanying notes are an integral part of the audited financial statements

F- 1 1

INKY

STATEMENT OF OPERATIONS

		Three months period ended May 31, 2019	Six months period ended May 31, 2019
EXPENSES
Audit fees		$3,000	$8,030
Bank Service Charges		130	274
Professional Fees		-	299
Rent Expense		836	1,671
Total expenses		3,966	10,274

NET INCOME (LOSS)	$	(3,966)	$(10,274)

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED		4,000,000	4,000,000

BASIC AND DILUTED NET LOSS PER SHARE		$(0 .00 )	$(0.00)

The accompanying notes are an integral part of the audited financial statements.

F-1 2

INKY

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

	Common stock		Additional		Total
			paid-in	Accumulated	stockholder’s
	Shares	Amount	capital	deficit	equity
Balance, November 30 , 2018	4,000,000	$4,000	$—	$ ( 4 ,90 1 )	$(901)

Net income ( loss )	—	—	—	(10,274)	(10,274)

Balance , May 31 , 201 9	4,000,000	$4,000	$—	$(15,175)	$(11,175)

The accompanying notes are an integral part of the audited financial statements.

INKY

STATEMENT OF CASH FLOWS

As of May 31 , 201 9
CASH FLOWS FROM OPERATING ACTIVITIES
Net ( loss )	$	( 10 , 274 )
Adjustments to reconcile net los s to net cash used in operating activities:
Prepaid rent		1 ,671
Accounts Payable		(2,000)
Net cash flows used in operating activities		( 10 , 60 3 )

CASH FLOWS FROM FINANCING ACTIVITIES
Related-party loan		6 , 25 5
Net cash flows provided by financing activities		$6 , 25 5

NET DE CREASE IN CASH		$(4, 34 8)

CASH, BEGINNING OF PERIOD		$5,150

CASH, END OF PERIOD		$80 2

The accompanying notes are an integral part of the audited financial statements.

F-1 4

INKY

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Inky is the startup corporation, registered under the laws in the State of Nevada on June 12, 2018. Inky (“we,” “us,” or the “Company”) develops, publishes and markets mobile software application for smartphones and tablet devices (“Apps”). Inky is engaged in mobile applications develop area. Inky is a neat little AR, app aiming to help you decide what and where to ink without having to regret that snarling wolf facial tattoo after the fact. The app includes a selection of designs by different tattoo artists that you can try out virtually via the automatic of smartphone-powered augmented reality placing pixels on your flesh in real-time.

There are two profiles: User and Master in our application. If you want to share your sketches, your work with other you need to sign up as Master. If you want just to try the tattoo via our application on your body, you should sign up as User. You can change your account mode to other without any problem, just sign out from the current mode and sign up another as needed one. As Master, you can upload your own sketches to the app to see whether your pen skills are sharp enough to merit leaving a permanent mark on your person.

In a neat touch, the app asks you to put a little ink on your skin — think of that as part of the try before you buy process — because you need to draw an inky sign in the form of octopus on your person in the place where you’re considering the real deal.

Then the AR tech uses your phone’s camera, combined with your three ink marks, to position and overlay what might be your future tattoo. So, you’re peeking through your smartphone screen at an alternative tattooed you. Which is about as useful as AR gets right now.

Our app is designed to appeal to a variety of age groups ranging from younger teens to adults. We offer our app in both a free advertisement-supported version and a paid version that does include the tattoo base from Inky, as Inky Master. We believe that by offering free ad supported versions we can build a significantly larger customer base more quickly than we could if we charged users an up-front fee to download our apps since they may be reluctant to purchasing an app without first playing it. If the users enjoy a title, they may purchase the app and try Inky tattoo base.

Note 2 – Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As a development-stage company, the Company had no revenues and incurred losses as of May 31, 2019. The Company currently has limited working capital and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

INKY

NOTES TO FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. The Company had no revenues from June 12, 2018 (inception) through May 31, 2019.

Net Income (Loss) Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. As of  May 31,  2019, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $802 of cash as of May 31, 2019.

Prepaid Expenses

Prepaid Expenses consist of $279 in prepaid rent as of May 31, 2019.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

INKY

NOTES TO FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of May 31, 2019. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties for the period from June 12, 2018 (inception) through May 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 4 – Stockholders ’ Equity

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is Seventy-Five Million (75,000,000) shares of Common Stock, par value $0.001 per share.

On November 29, 2018 the Company issued 4,000,000 shares of common stock to a director for cash proceeds of $4,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of May 31, 2019.

Note 5 — Related Party Transactions

As of May 31, 2019, our sole director has loaned to the Company $12,255. This loan is unsecured, non-interest bearing and due on demand.

Note 6 — Commitments & Contingencies

The Company has entered into a one-year rental agreement for a $278.50 monthly fee, starting on June 25, 2018.

Note 7 – Subsequent Events

The Company has evaluated all subsequent events through to the date when the financial statements were available to be issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

INKY

4,000,000 Shares of

Common Stock

PROSPECTUS

____________, 2019

Until ____________, 2019, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or expected relating to this prospectus and distribution are as follows:

Securities and Exchange Commission registration fee	$15
Auditor Fees and Expenses	$5,000
Legal Fees and Expenses	$2,300
Transfer Agent Fees	$1,500
EDGAR fees	$1,200
Total	$10,015

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Any amendment to or repeal of our Articles of Incorporation or by-laws shall not adversely affect any right or protection of any of our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On June 12, 2018, we issued an aggregate of 4,000,000 shares of common stock, our incorporator and our current officer and director in consideration of the payment of $4,000, that will be paid during the period of 180 days from inception.

We believe these transactions were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, either as an accredited investor, in the case of the issuance of stock in the second paragraph, or through their relationships with us, to information about Inky.

ITEM 16. EXHIBITS.

Exhibit

Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1	Legal Opinion of Robert Diener, Esq.
10.1*	Loan Agreement dated June 12, 2018 by and between Ioanna Kallidou and Inky
10.2*	Rental Agreement for office space and services, dated June 25, 2018
23.1	Legal Opinion of Robert Diener, Esq. (included with Exhibit 5.1)
23.2	Consent of KSP Group, Inc.
99.1 *	Subscription Agreement

 *-The documents were previously filed.

ITEM 17. Undertakings.

The undersigned Registrant hereby undertakes:

 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)            Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)            Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(c)            Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

 2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

 3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

 4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

 (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

 (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

 (d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized  on August 08 , 2019.

Inky

By:	/s/ Ioanna Kallidou
Ioanna Kallidou
Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, President and Director